Base Ten Closes Sale of MES Business

TRENTON, N.J. -- (BW HealthWire) -- Oct. 13, 2000 -- Base Ten Systems Inc. (NasdaqSC:BASEA) announced today that on October 10th, 2000 it sold its MES business, including the products BASE10(R)ME, CS and FS, to ABB Automation, Inc. The financial terms of the transaction were not disclosed.

Stephen Cloughley, President and CEO of Base Ten Systems Inc., said "I believe that this transaction provides our MES customers with the breadth of service and the financial strength they need from their technology provider to fully realize the promise of MES. At the same time, it offers Base Ten's shareholders the opportunity to benefit from a more streamlined and focused organization going forward." Further details of Base Ten's future plans are expected to be announced shortly.

Forward-Looking Statements Regarding Base Ten Systems

The foregoing contains "forward-looking information" within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by such forward-looking terminology as "may," "will," "believe," "anticipate," "expect," or similar words or variations thereof. Such forward-looking statements involve certain significant risks and uncertainties. Important factors that Base Ten believes may cause actual results to differ materially from such forward-looking statements are discussed in the "Risk Factors," "Business" and "MD&A" sections of the company's current S-3 registration statements and annual and quarterly reports on file with the Securities and Exchange Commission. Additional risk factors include the effectiveness of software and the ability of software to operate without "bugs" in the technology and acceptance of the release by customers and actual rollout. In assessing such forward-looking statements, investors are urged to read carefully those reports and other filings. Base Ten does not undertake to publicly update or revise its forward-looking statements, even if experience or future changes indicate that any such results or event (expressed or implied) will not be realized.